Registration No. 333-______

     As filed with the Securities and Exchange Commission on March 30, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         Flatbush Federal Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                       11-3700733
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              2146 Nostrand Avenue
                            Brooklyn, New York 11210
                    (Address of Principal Executive Offices)

                              Anthony J. Monteverdi
                              2146 Nostrand Avenue
                            Brooklyn, New York 11210
                     (Name and Address of Agent for Service)


                       2004 Flatbush Federal Bancorp, Inc.
                          Incentive Stock Benefit Plan
                            (Full Title of the Plan)

                                   Copies to:

       Anthony J. Monteverdi                      Marc P. Levy, Esquire
President and Chief Executive Officer        Luse Gorman Pomerenk & Schick, P.C.
    Flatbush Federal Bancorp, Inc.          5335 Wisconsin Ave., N.W., Suite 400
         2146 Nostrand Avenue                      Washington, D.C. 20015
       Brooklyn, New York 11210                        (202) 274-2000
           (718) 859-6800
    (Name, Address and Telephone
     Number of Agent for Service)


                            ________________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                  46,056 (4)             $ 11.63(3)         $  535,631                $   63

--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 115,487 (5)             $ 11.75(2)         $1,356,972                $  160

--------------------------------------------------------------------------------------------------------------------

         Totals                 161,543                                    $1,892,603                $  223
====================================================================================================================


___________________________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 2004 Flatbush Federal Bancorp, Inc. Incentive Stock Benefit Plan ("Stock Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Flatbush Federal Bancorp, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2) Determined by the exercise price of options pursuant to 17 C.F.R. Section 230.457(h)(1).
(3) Determined by reference to the fair market value of the common stock on March 24, 2005, pursuant to 17 C.F.R. Section 230.457(c).
(4) Represents the number of shares of common stock awarded as restricted stock but not vested under the Stock Benefit Plan.
(5) Represents the number of shares of common stock currently reserved for issuance under the Stock Benefit Plan for any stock options that have been granted.

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed by Flatbush Federal Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (Commission File No. 000-50377), filed with the Commission on March 29, 2004 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

         c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on August 22, 2003 (Commission File No. 000-50377).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Annual Report on Form 10-KSB to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Annual Report on Form 10-KSB.

         The Company shall furnish without charge to each person to whom the Annual Report is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Anthony J. Monteverdi, Chairman of the Board, President and Chief Executive Officer, Flatbush Federal Bancorp, Inc., 2146 Nostrand Avenue, Brooklyn, New York 11210, telephone number (718) 859-6800.

         All information appearing in this Registration Statement and the Annual Report on Form 10-K is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of Flatbush Federal Bancorp, Inc. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with Flatbush Federal Bancorp, Inc. and have indemnification under OTS Regulations as described below.

         Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

               (i) Any amount for which that person becomes liable under a judgment in such action; and

               (ii) Reasonable   costs  and   expenses,   including   reasonable
                    attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

               (i)  Final judgment on the merits is in his or her favor; or

               (ii) In case of:

                    a.   Settlement,

                    b.   Final judgment against him or her, or

                    c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

          (c) As used in this paragraph:

               (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes,  without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii)"Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

               (iv) "Settlement"  includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.


 Regulation S-K                                                                           Reference to Prior Filing
     Exhibit                                                                             or Exhibit No. attached
     Number                                    Document                                            hereto
     ------                                    --------                                            ------

       4          Form of Common Stock Certificate                                                    *

       5          Opinion of Luse Gorman Pomerenk & Schick, P.C.                                  Exhibit 5

       10         2004 Flatbush Federal Bancorp, Inc. Incentive Stock Benefit Plan                    **

      23.1        Consent of Luse Gorman Pomerenk & Schick, P.C                             Contained in Exhibit 5

      23.2        Consent of Radics & Co. LLC                                                    Exhibit 23.2

       24         Power of Attorney                                                      Contained on Signature Page

________________
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-106557), originally filed by the Company under the Securities Act of 1933 with the Commission on June 27, 2003, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to the Company's Proxy Statement relating to the Company's November 29, 2004 special meeting of stockholders, filed by the Company with the Commission on October 19, 2004.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, New York, on this 29th day of March, 2005.

                                             FLATBUSH FEDERAL BANCORP, INC.


                                        By:  /s/ Anthony J. Monteverdi
                                             -----------------------------------
                                             Anthony J. Monteverdi
                                             President and Chief Executive
                                             Officer
                                             (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Flatbush Federal Bancorp, Inc. (the "Company") hereby severally constitute and appoint Anthony J. Monteverdi as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Anthony J. Monteverdi may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock underlying the 2004 Flatbush Federal Bancorp, Inc. Incentive Stock Benefit Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Anthony J. Monteverdi shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signatures                    Title                             Date
----------                    -----                             ----

/s/ Anthony J. Monteverdi     Chairman, President and           March 29, 2005
-------------------------
Anthony J. Monteverdi         Chief Executive Officer
                              (Principal Executive Officer)


/s/ John S. Lotardo           Vice President and                March 29, 2005
-------------------------
John S. Lotardo               Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)


/s/ Jesus R. Adia             Executive Vice President          March 29, 2005
-------------------------
Jesus R. Adia                 and Director



/s/ Alfred S. Pantaleone      Director                          March 29, 2005
-------------------------
Alfred S. Pantaleone

/s/ Anthony V. Rumolo         Director                          March 29, 2005
-------------------------
Anthony V. Rumolo



/s/ D. John Antoniello        Director                          March 29, 2005
-------------------------
D. John Antoniello



/s/ John F. Antoniello        Director                          March 29, 2005
-------------------------
John F. Antoniello



/s/ Patricia A. McKinley      Director                          March 29, 2005
-------------------------
Patricia A. McKinley



/s/ Charles V. Vorbach        Director                          March 29, 2005
-------------------------
Charles V. Vorbach

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

         4 Form of Common Stock Certificate (Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-106557), originally filed by the Company under the Securities Act of 1933 with the Commission on June 27, 2003 and all amendments or reports filed for the purpose of updating such description).

         5                 Opinion of Luse Gorman Pomerenk & Schick, P.C.

         10                2004 Flatbush Federal Bancorp, Inc. Incentive Stock
                           Benefit Plan*

         23.1              Consent of Luse  Gorman  Pomerenk & Schick,  P.C.
                           (contained  in the opinion included as Exhibit 5).

         23.2              Consent of Radics & Co. LLC

         24 Power of Attorney (contained in the signature page to this Registration Statement).

------------------
* Incorporated by reference to the Company's Proxy Statement relating to the Company's November 29, 2004 special meeting of stockholders, filed by the Company with the Commission on October 19, 2004.